EXHIBIT 99.1

JOY GLOBAL INC.

News Release
Contact:
Michael S. Olsen
Executive Vice President and
Chief Financial Officer
414-319-8507

JOY GLOBAL INC. ANNOUNCES THE ACQUISITION OF
 LETOURNEAU TECHNOLOGIES, INC.

Milwaukee, WI – May 16, 2011 – Joy Global Inc. (NASDAQ: JOYG), a worldwide leader in high-productivity mining solutions, today announced that it has entered into a definitive agreement to acquire a 100 percent ownership interest in LeTourneau Technologies Inc. (“LeTourneau”) from Rowan Companies, Inc. (“Rowan”) (NYSE: RDC) for $1.1 billion in cash. LeTourneau designs, builds and supports equipment for the mining and oil and gas drilling industries, and has been a leader in the earthmoving equipment industry since the 1920s. The transaction has been approved by both companies’ boards of directors.  Completion of the transaction is subject to the receipt of necessary regulatory approvals and other customary closing conditions and is expected to occur within 60 days.

LeTourneau operates two business segments – mining products and drilling products.  The mining products business is the world’s leading manufacturer of large wheel loaders for surface mining, providing the industry’s largest model sizes and payload capacities.  LeTourneau’s mining products business had calendar 2010 revenue and EBITDA* of $259 million and $67 million, respectively.

LeTourneau’s drilling products business is a leading designer of offshore jack-up drilling rigs as well as a manufacturer of the primary components for these rigs.  It is also a major manufacturer of drilling equipment for large land and offshore rigs and of specialty steel products.  LeTourneau’s drilling products business had calendar 2010 revenue and Adjusted EBITDA* of $556 million and $38 million, respectively.

“This acquisition represents a compelling opportunity for Joy Global Inc. and our shareholders, with strong growth prospects for both the mining products and drilling products business segments” said President and Chief Executive Officer Mike Sutherlin.  “The LeTourneau mining products business is a natural fit with our P&H business.  It adds another solution for surface loading that complements our electric mining shovels, and gives us access to smaller and non-electrified mines.  The drilling products business moves us into another area of resource extraction that has similar fundamentals and value drivers as surface and underground mining, and therefore is a good fit for our business model which focuses on equipment reliability and Life Cycle Management.  Oil and gas has been defined as a strategic growth opportunity for a number of years, and LeTourneau gives us a great entry point into this sector.  We welcome the LeTourneau team to Joy Global Inc. and look forward to working together to pursue the growth opportunities that come with the combined business.”

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100 E Wisconsin Ave  Suite 2780  Milwaukee WI 53202   PO Box 554  Milwaukee WI 53201-0554  414/319/8501

Joy Global Inc.

LeTourneau is well positioned to grow its mining business as mine expansion continues.  It is the only manufacturer of electric drive loaders and has the broadest range and largest sizes of wheel loaders in the mining industry.  These are the only wheel loaders with installed power greater than 2000 gross horse power rating, and the only wheel loaders capable of loading 400 ton haul trucks.   LeTourneau’s mining products business will be integrated with Joy Global Inc.’s P&H Mining Equipment division.

Randy Baker, President and COO of P&H Mining Equipment said “The addition of LeTourneau’s front-end loaders will enhance our product offering and leverage our existing manufacturing and product distribution networks.  We expect a smooth integration since P&H already serves as a dealer for LeTourneau in key geographies around the world. In addition, LeTourneau’s electric drive technology is more efficient than mechanical drive systems, which has resulted in strong order growth.  We believe that the LeTourneau business gives us the opportunity to further build on our Life Cycle Management strategy by adding a complementary product range that brings volume and scope to our aftermarket business.  We intend to use this acquisition to more efficiently provide our customers with better service levels.  As a result, we will look for ways to integrate the LeTourneau and P&H field facilities and distribution activities.”

LeTourneau’s drilling products business is expected to benefit from the renewal of a new rig build cycle for both offshore and land rigs.  This demand is driven by the increased requirement for new, high-specification rigs and the emerging need to replace the majority of the jack-up fleet that is approaching its design life.  This industry trend is well supported by 22 new jack-up rig orders thus far in 2011, with options for 28 more.  With a full suite of drilling equipment and well recognized brands, LeTourneau is ideally positioned to benefit from this improvement in the land and offshore drilling markets.  LeTourneau’s revenues have been restricted because its addressable customer base largely competes with Rowan for drilling contracts, and therefore the change of ownership will significantly expand LeTourneau’s market acceptance.

LeTourneau’s calendar 2010 financial results had revenues of $815 million and Adjusted EBITDA* of $105 million.  Although this acquisition is primarily focused on growth and operating leverage opportunities, Joy Global Inc. estimates $40 million in synergies, achievable by 2013, as a result of manufacturing and supply chain efficiencies across both segments and the integration of aftermarket infrastructure in mining.  The company also expects that the LeTourneau drilling products business will realize higher incremental margins as volumes improve from 2010.

Joy Global Inc. expects that the acquisition will be earnings accretive in fiscal 2011, excluding deal costs and excess first year purchase accounting charges. The company will finance the transaction with a combination of cash and additional borrowings.

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Joy Global Inc.

Advisors

Bank of America Merrill Lynch is serving as financial advisor to Joy Global Inc. on this transaction.

Covington & Burling LLP are serving as legal advisors.

Investor Conference Call

Management will host a conference call on May 16, 2011 at 10:30 a.m. EDT to discuss the acquisition.  Interested parties can listen to the call by dialing 800-768-6544 in the United States or 785-830-7990 outside of the United States, access code #5531966, at least 15 minutes prior to the 10:30 a.m. EDT start time of the call. A rebroadcast of the call will be available until the close of business on June 6, 2011 by dialing 888-203-1112 or 719-457-0820, access code #5531966.

Management has posted a presentation on its website that provides additional information on this transaction, and which will be referred to during the conference call.  The presentation can be accessed at http://www.investors.joyglobal.com/events.cfm

Alternatively, interested parties can listen to a live webcast of the call on the Joy Global Inc. website at http://www.investors.joyglobal.com/events.cfm. To listen, please register and download audio software on the site at least 15 minutes prior to the start of the call. A replay of the webcast will be available until the close of business on June 10, 2011.

About Joy Global Inc.

Joy Global Inc. is a worldwide leader in manufacturing, servicing and distributing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "anticipate," "believe," "estimate," "expect," "indicate," "may be," "objective," "plan," "predict," "will," "will be," and the like are intended to identify forward-looking statements. The forward-looking statements in this press release are based on our current expectations and are made only as of the date of this press release. In addition, certain market outlook information is based on third-party sources that we cannot independently verify, but that we believe reliable. We undertake no obligation to update forward-looking statements to reflect new information. We cannot assure you the projected results or events will be achieved. Because forward-looking statements involve risks and

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Joy Global Inc.

uncertainties, they are subject to change at any time. Such risks and uncertainties, many of which are beyond our control, include, but are not limited to: (i) risks of international operations, including currency fluctuations, (ii) risks associated with acquisitions, (iii) risks associated with indebtedness, (iv) risks associated with the cyclical nature of our business, (v) risks associated with the international and U.S. coal and copper commodity markets, (vi) risks associated with access to major purchased items, such as steel, castings, forgings and bearings, and (vii) risks associated with labor markets and other risks, uncertainties and cautionary factors set forth in our public filings with the Securities and Exchange Commission

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*Appendix A

Adjusted EBITDA Reconciliation
Year Ended December 31, 2010 (USD in Millions)
	Mining Products	Drilling Products	Total
EBITDA	$66.8	$(4.2)	$62.6
Write down of excess inventory	-	42.0	42.0
Adjusted EBITDA	$66.8	$37.8	$104.6

EBITDA Reconciliation
Year Ended December 31, 2010
EBITDA	$66.8	$(4.2)	$62.6
Depreciation & Amortization	(5.3)	(11.1)	(16.4)
Income (Loss) from Operations	$61.5	$(15.3)	46.2

Net – Interest Expense	-	-	(16.8)
Benefit from Income Taxes	-	-	5.2
Other – Foreign Currency	-	-	6.6
Net Income			$41.2

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Joy Global Inc.

Use of Non-GAAP Financial Measures

In this press release “Adjusted EBITDA”, which is a non-GAAP financial measure is used as a performance measure. In accordance with SEC rules, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

EBITDA is defined as net income before (a) net interest expense (b) benefit from income taxes and (c) depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted to eliminate a lower of cost or market adjustment related to LeTourneau’s drilling products inventory.  We believe that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists in analyzing and benchmarking the performance and value of LeTourneau’s business. Presenting Adjusted EBITDA facilitates company-to-company operating performance comparisons of companies within the same or similar industries by backing out differences caused by variations in capital structure, taxation and depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. These measures provide an assessment of controllable operating expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. These measures also provide an indicator for management to determine if adjustments to current spending decisions are needed. Furthermore, the presentation of Adjusted EBITDA has economic substance because it provides important insight into our profitability trends, as a component of net income, and allows management and investors to analyze operating results with and without the impact of depreciation and amortization, interest and income tax expense, and the abnormal inventory valuation write-down. Accordingly, these metrics measure financial performance based on operational factors that management can impact in the short-term, namely the operational cost structure and expenses of the business. In addition, Adjusted EBITDA is used by securities analysts, investors and other interested parties in evaluating companies, many of which present an EBITDA measure when reporting their results. Although Adjusted EBITDA is used as a financial measure to assess the performance of this business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest, necessary to operate the business. The reconciliation between EBITDA and Adjusted EBITDA and net income is disclosed to compensate for this limitation. While net income is used as a significant measure of profitability, Adjusted EBITDA, when presented along with net income, provides balanced disclosure which, for the reasons set forth above, is useful to investors in evaluating operating performance and profitability. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net income as calculated in accordance with GAAP as a measure of performance.

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